Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

I, Peter M. Carlino, certify that:

1.                                       I have reviewed this annual report on Form 10-K of Penn National Gaming, Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	July 26, 2004	/s/ Peter M. Carlino
		Name:	Peter M. Carlino
		Title:	Chief Executive Officer